November 15, 1995



Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K/A AMENDMENT 1 dated November 15,
1995 of Unimar Company and are in agreement with the statements contained in the three paragraphs therein.



ERNST & YOUNG LLP